Exhibit 10.2

LEASE AGREEMENT

This agreement is entered into on March 25, 2004 between Frank and Julie Erhartic, hereinafter referred to as

"landlord" and Sitestar Corporation, referred to as "tenant".

1.    PREMISES.  Landlord rents to tenant those premises commonly known and referred to as 7109        Timberlake Road, Lynchburg, VA 24502, for use and occupancy to conduct business.  No other businesses may occupy the premises without the express written consent of landlord obtained in advance.  Said tenancy shall commence on November 23, 2003 and continue for a period of three years.

2.    RENT.  Tenant shall pay to landlord rent in the amount of $3850.00 advance on the first day of each calendar month.  Rent for the period from the commencement of this lease to the last day of the month of November 2003 prorated in the amount of $1026.67 has been paid upon signing of this rental agreement.  In the event the first day of the month is a legal holiday, then the rent shall be due and payable on the first business day thereafter.  Rent not paid in accordance with this paragraph shall be deemed in default.

3.    LATE CHARGES.

  In the event the rent shall not be paid in full by the fifth day of the month, or in the event that a check tendered for the rent shall be for any reason dishonored, then in either of those events, a late charge shall accrue in the amount of $100.00 which shall be due and payable forthwith in addition to any rent unpaid.

4.    SECURITY DEPOSIT.  Tenant has deposited with landlord the sum of $0.00 as and for a security deposit.  Said deposit many be applied by landlord to any purpose permitted by law and upon termination of this agreement accounted for according to law.  No part of said deposit be deemed a last month rent, or rent for any particular month, nor shall it be applicable to any particular obligation arising out of this agreement at the request of tenant.  In the event landlord shall, in his discretion, use any portion of the deposit for a purpose permitted by law during the life of this agreement, then tenant shall replenish the same to its original amount upon written notice from landlord to do so.

5.    UTILITIES.  Tenant shall pay all utilities associated with this property.

6.    ASSIGNMENT AND SUBLETTING.  Tenant may not assign or sublet the whole or any part of the premises rented to him hereunder.

7.    CONDITION OF PREMISES.  Tenant has inspected the premises, including all appliances and furnishing supplied therewith, and acknowledges the same to be in good order and repair, unless noted to the contrary on landlord's copy of this agreement.  Upon surrender of possession of the premises by tenant, tenant shall return the said premises and all appliances and furnishings supplied therewith clean and in at least as good a condition as they were received by tenant, normal wear and tear excepted.  Burns, stains, holes or tears of any size or kind in the carpeting, draperies, curtains, or walls shall not constitute normal wear and tear.  Tenant acknowledges that no representations have been made to him by landlord with respect to landlord's intentions with respect to any improvements, alterations, decorations, or repairs to the premises except as may otherwise be noted in this agreement.

8.    MAINTENANCE AND REPAIR.  During the life of this agreement, tenant shall keep the premises in clean and sanitary condition; dispose of all rubbish, garbage and waste promptly and in a clean and sanitary manner, properly use and operate all electrical, gas and plumbing fixtures and keep the same in clean condition; not permit any person in or about the premises with tenant's permission to deface, damage or remove any part of the structure of the premises or the facilities, equipment or appurtenances thereto, nor personally do such things; occupy and use the premises in accord with the purpose for which they were rented to him.  Tenant shall be responsible for all expenses in connection with any repairs caused by tenant's failure to comply with the foregoing conditions.  Notwithstanding the foregoing, it is landlord's obligation to maintain the premises in a habitable condition.  However, landlord is not responsible for defective conditions caused by tenant's wrongful or negligent actions or inactions or those of any person upon the premises with tenant's permission.

9.    USE OF PREMISES.  The premises are rented to tenant for commercial purposes only.  Neither tenant nor any person on the premises with his permission shall disturb, annoy, inconvenience or endanger neighbors.  Tenant shall perform no alternations or redecorations of the premises without landlord's prior written consent.  Failure to comply with such rules may be deemed a breach of this agreement at the discretion of the landlord.

10.    LANDLORD'S ENTRY.  Landlord may enter the premises for the purpose of inspection the same, or for any other purpose permitted by law, upon notice, under the provisions of applicable state law.  Upon proper notice, such entry may occur during normal business hours or at any time in the case of emergency, with or without the presence of tenant.  Tenant shall not add or change any locks or security devices on the premises without landlord's prior written consent, and must, in the event of such change, forthwith provide to landlord a key or keys.

11.    INSURANCE.  Landlord will not insure tenant against any personal injury or property damage, including that caused by an act or omission of any other tenant or third party, or by any criminal act or activity, or any other cause whatsoever.  Tenant is responsible for procuring his own insurance.

12.    NOTICES.  Service by landlord of any notice required or permitted by law upon any tenant signatory to this agreement shall be deemed service upon all such tenant signatories.

13.    ABANDONMENT.  The premises shall be deemed abandoned by tenant if, after a failure by tenant to pay an installment of rent pursuant to the "RENT" paragraph hereof, or any portion thereof, for any rental month, and after the date of service of a written notice on Tenant pursuant to applicable state law, demanding that tenant either pay the amount of rent then due or quit the premises.  Tenant has been absent from the premises for a period of 14 consecutive days, and tenant has neither contacted landlord in person nor cured said rent default.

14.    PERSONAL PROPERTY LEFT ON PREMISES.  After tenant vacated the premises, landlord may store any personal property left behind for a period of 30 days.  If tenant fails to pick up said property within that time, during which time landlord shall surrender the same to tenant cost free, such property, regardless of its value, shall become the property of the landlord and may be retained by him or disposed of as landlord sees fit.

15.    ATTORNEY FEES.  In the event of the institution of any proceedings to enforce this agreement or any part thereof, the prevailing party in such proceeding shall be entitled to a reasonable attorney fee.

16.    WAIVER.  Landlord's failure to require strict compliance with the conditions of this agreement, or to exercise any right provided herein, shall not be deemed a waiver by landlord of such condition or right.  Landlord's acceptance of rent with knowledge of any default under this agreement by tenant shall not be deemed a waiver of such default, nor shall it limit landlord's rights with respect to that or any subsequent default.

17.    WILLFUL HOLDING OVER.  If tenant willfully and maliciously remains in possession of the premises after expiration or termination of the tenancy, landlord may recover up to six hundred dollars statutory damages in addition to any other remedy permitted by law for such withholding of possession.

18.    SERVICE OF NOTICES.  Notices, demands and services of process may be served on landlord by service on the following individual at the following address during normal business hours:  Frank Erhartic, Jr. or Julie Erhartic, 101 Forest Oaks Drive, Forest, VA  24551.

19.    PARTIES.  For the purposes of this agreement, the term "landlord" includes the owner and any other person acting upon his behalf with his authorization.  The term "tenant" includes all persons designated as such in this agreement.  The use of the term "landlord" or "tenant" herein shall refer to all such, regardless of number or gender.

20.    SEVERABILITY.  If any provision, or part thereof, shall be declared invalid, said invalidity shall not affect the balance of such provision, or any other provision hereof.

21.    WHOLE AGREEMENT.  This document, including all attachments, hereto, constitutes the entire agreement between the parties an supersedes any oral or written representations or agreements that may have been made by either party.  Tenant represents that he has relied solely on his own judgment, experience, and expertise in entering into this agreement with landlord.

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Date:

Tenant's Signature

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Landlord's Signature